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                                                                     Exhibit 5.1

                                Heller Ehrman LLP

June 20, 2005

AVANIR Pharmaceuticals
11388 Sorrento Valley Road
San Diego, California 92121

RE: AVANIR PHARMACEUTICALS -- REGISTRATION STATEMENT ON FORM S-3 WITH RESPECT TO $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF SECURITIES

Ladies and Gentlemen:

     We have acted as counsel to AVANIR Pharmaceuticals, a California corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), as may be amended pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Securities Act"), relating to the proposed offer and sale from time to time pursuant to Rule 415 under the Securities Act of $100,000,000 aggregate principal amount of: (i) the Company's debt securities (the "Debt Securities"), (ii) shares of the Company's preferred stock (the "Preferred Stock"), which may or may not be issued in the form of depositary shares evidenced by depositary receipts (the "Depositary Shares"), (iii) shares of the Company's Class A common stock (the "Common Stock"), (iv) warrants or similar call rights to purchase Preferred Stock, Debt Securities, Depositary Shares and/or Common Stock (the "Warrants"), and (v) shares of Common Stock issued in the form of Depositary Shares or issuable upon exercise or conversion of Debt Securities, Preferred Stock, Depositary Shares or Warrants. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock and Warrants are hereinafter referred to as the "Securities."

                                       I.

     This opinion is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K under the Securities Act.

     We have reviewed the Company's organizational documents, the Registration Statement and the corporate proceedings taken by the Company in connection with the proposed issuance of the Securities. For purposes of rendering this opinion, we have examined the originals or copies identified to our satisfaction as being true and complete copies of such corporate records, certificates of officers of the Company and public officials and such other documents, and have made such other factual and legal investigations as we have deemed relevant, necessary or appropriate. In such examination, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as conformed copies or .pdf files or photocopies and the authenticity of the originals of such copies. With respect to agreements and instruments executed by natural persons, we have assumed the legal competency and authority of such persons. As to facts material to the opinion expressed herein that were not


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                                                                     Exhibit 5.1


independently established or verified by us, we have relied upon oral or written statements and representations of the Company and others.

     In rendering this opinion, we have assumed (i) the Company will have taken all necessary corporate action to approve the issuance and terms of the Securities; (ii) at the time of any offering of Common Stock, Preferred Stock, Depositary Shares, Warrants or convertible Debt Securities, that the Company will have such number of shares of Common Stock or Preferred Stock, as applicable, as set forth in such offering or sale, authorized and available for issuance; (iii) all Securities issuable upon conversion, exchange, settlement or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, settlement or exercise; (iv) definitive indentures or agreements with respect to the Securities, as described in the Registration Statement and the applicable prospectus supplement(s) and as filed as an exhibit to or incorporated by reference in the Registration Statement, will have been duly authorized, executed and delivered by the parties thereto; (v) as appropriate, the Securities will have been duly executed and authenticated in accordance with the applicable agreement(s) or indenture(s); (vi) that the charter documents of the Company have not been amended after today as to the assessability of securities; and (vii) any Debt Securities will not contain any provisions that would justify prudent legal counsel, giving an enforceability opinion thereon, to carve out an express limitation, qualification, assumption or exception to address such provision.

                                       II.

     This opinion is limited to the federal laws of the United States of America and the laws of the State of California, and we disclaim any opinion as to the laws of any other jurisdiction. We expressly assume that any Securities which are contracts will be governed by and construed in accordance with California law; this assumption may, in fact, not be correct. We express no opinion as to the applicable choice of laws rules that may affect the interpretation or enforcement of the Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                      III.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary and appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed herein, it is our opinion that: (a) the Debt Securities, when sold and after receipt of payment therefor, will constitute binding obligations of the Company, subject (i) to bankruptcy, insolvency, reorganization, arrangement, moratorium and other laws of general applicability relating to or affecting creditors' rights and (ii) to general principles of equity (including without limitation standards of materiality, good faith, fair dealing and reasonableness), whether such enforceability is considered in any proceeding in equity or at law, and (b) the Securities, when sold and after receipt of payment therefor or when issued upon conversion, exchange, settlement or exercise of overlying Preferred Stock, Debt Securities, Depositary Shares or Warrants, will be legally issued, fully paid and non-assessable.


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                                                                     Exhibit 5.1

                                       IV.

     We further advise you that:

     A. As noted, the binding nature of the Debt Securities is subject to the effect of general principles of equity. These principles include, without limitation, concepts of commercial reasonableness, materiality and good faith and fair dealing. As applied to the Debt Securities, these principles will require the parties thereto to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Debt Securities, and will preclude the parties thereto from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

     B. We have assumed that the binding nature of the Debt Securities will be subject to the effects of: (i) Section 1-102 of the California Uniform Commercial Code (the "UCC"), which provides that obligation of good faith, diligence, reasonableness and care prescribed by the UCC may not be disclaimed by agreement, although the parties may, by agreement, determine the standards by which the performance of such obligations is to be measured if those standards are not manifestly unreasonable, (ii) Section 1-203 of the UCC, which imposes an obligation of good faith in the performance or enforcement of a contract and (iii) legal principles under which a court may refuse to enforce, or may limit the enforcement of, a contract or any clause of a contract that a court finds as a matter of law to have been unconscionable at the time it was made.

     C. The effectiveness of indemnities, right of contribution, exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds.

     D. Provisions of the Debt Securities requiring that waivers must be made in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

                                       V.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Experts" in the prospectus or any supplement thereto constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

     This opinion is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Registration Statement or the Securities.

                                                     Very truly yours,

                                                     /s/ Heller Ehrman LLP


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